Exhibit 99

Shareholder and Financial Analyst Contact
Jim Jacobson
Director of Investor Relations
Phone (515) 284-2633
E-mail jim.jacobson@meredith.com

Media Contact
Art Slusark
Vice President-Corporate Communications
Phone (515) 284-3404
E-mail art.slusark@meredith.com

MEREDITH'S FISCAL 2006 EARNINGS PER SHARE INCREASE 14 PERCENT

Fourth Quarter Earnings Per Share Grew 17 Percent

DES MOINES, IA, July 26, 2006--Meredith Corporation (NYSE: MDP) today reported that fiscal 2006 earnings per share rose 14 percent to $2.86. Income from operations grew 17 percent to $267 million and earnings before interest, taxes, depreciation and amortization (EBITDA) rose 19 percent to $312 million.

Revenues rose 31 percent to $1.6 billion in fiscal 2006 and advertising revenues increased 29 percent to $952 million. On a comparable basis (excluding Parents, Family Circle, Fitness, Child and Ser Padres magazines, which were acquired on July 1, 2005), Meredith's revenues grew 5 percent to $1.3 billion and advertising revenues rose 4 percent to $764 million.

For the fourth quarter of fiscal 2006, earnings per share increased 17 percent to $0.97. Income from operations grew 18 percent to $86 million and EBITDA rose 19 percent to $98 million. Revenues increased 28 percent to $426 million. On a comparable basis, revenues rose 4 percent to $345 million and advertising revenues grew 4 percent to $210 million.

"Fiscal 2006 was another strong year for Meredith," stated Meredith Chief Executive Officer Steve Lacy. "We increased our media footprint substantially and continued to execute our growth strategies." Fiscal 2006 highlights included:

  The successful integration of the magazines acquired from Gruner + Jahr. The addition of these titles significantly increased Meredith's reach to younger and more diverse women. Additionally, their financial performance was ahead of original expectations.
  Outstanding performance by the Meredith Broadcasting Group in a non-political year. Meredith Broadcasting replaced $19 million in political advertising, grew revenues and increased EBITDA margin. This performance was primarily due to strong gains in local advertising.
  Continued growth in Meredith's diversified Publishing businesses, including expansion of its Internet activities and custom marketing capabilities. Interactive media and integrated marketing delivered strong revenue and profit gains.

"These achievements produced earnings per share growth of 14 percent, which is an outstanding accomplishment for a non-political year," said Lacy.

OPERATING HIGHLIGHTS

Publishing

For fiscal 2006, Meredith Publishing operating profit increased 22 percent to $213 million, revenues grew 41 percent to $1.3 billion, and advertising revenues rose 49 percent to $641 million. On a comparable basis, publishing operating profit grew 5 percent and revenues increased 6 percent.

For the fourth quarter, Publishing operating profit grew 18 percent to $67 million. Revenues rose 34 percent to $340 million and advertising revenues increased 40 percent. On a comparable basis, publishing operating profit was down slightly and revenues increased 2 percent.

For fiscal 2006 and the fourth quarter, Publishing benefited from the inclusion of the acquired magazines and produced strong revenue and profit growth in its interactive media and integrated marketing operations. Publishing's results were impacted by lower than anticipated results in the Company's retail-based businesses and higher paper prices and postal rates.

"While we continue to encounter quarterly advertising volatility, we grew annual comparable Publishing advertising revenues in the mid-single digits, which is consistent with our average growth in the last four fiscal years," said Lacy. Publishing advertising revenues grew 5 percent on a comparable basis in fiscal 2006.

"Additionally, we gained market share and outperformed the industry," said Lacy. Meredith's advertising pages grew 2 percent on a comparable basis, while the industry was up slightly for the 12 months ended with the June 2006 issues, according to Publishers Information Bureau.

Broadcasting

For fiscal 2006, Broadcasting operating profit and EBITDA increased 2 percent to $88 and $112 million, respectively. EBITDA margin improved to 35.3 percent from 35.2 percent. Revenues increased 2 percent to $319 million as Meredith Broadcasting successfully replaced $19 million in net political advertising revenues.

For the fourth quarter, Broadcasting operating profit increased 21 percent to $29 million and EBITDA grew 17 percent to $35 million. EBITDA margin increased nearly 3 percentage points to 40.5 percent, representing the first non-political quarter in which the EBITDA margin exceeded 40 percent since the second quarter of fiscal 2000. Total revenues grew 9 percent to $87 million, including 8 percent growth in local non-political advertising and $3 million in net political advertising.

"Fiscal 2006 results were driven by strong growth in Meredith Broadcasting's core operations," said Lacy. "Local revenues grew 6 percent, including a 9 percent gain in local non-political advertising, while national non-political revenues increased 2 percent."

Meredith Broadcasting continued its news ratings improvement in the May 2006 rating book. Four of the Company's late newscasts were the market leader in terms of household ratings:

  In Phoenix, Meredith's CBS affiliate finished number 1 in the market for the first time ever.
  In Portland, the Company's FOX affiliate's 10 p.m. news had a higher rating than any other late newscast in the market.
  In Hartford, Meredith's powerhouse CBS station continued its long-standing market leadership.
  In Kansas City, Meredith's CBS station was number 1 for the 9th sweeps period in a row.

OTHER FINANCIAL INFORMATION

Meredith repurchased more than 2 million shares in the fourth quarter and nearly 3 million shares in fiscal 2006 as part of its ongoing share repurchase program. In fiscal 2005, Meredith repurchased slightly less than 2 million shares.

Net interest expense increased to $29 million in fiscal 2006 from $19 million in the prior year, primarily reflecting a higher average debt balance. Total debt was $565 million at June 30, 2006 versus $250 million at June 30, 2005 primarily due to the magazine acquisition. The weighted average interest rate was 5.2 percent on June 30, 2006 compared with 6.5 percent on June 30, 2005. Capital expenditures were $29 million in fiscal 2006.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Consolidated Statements of Earnings. All references to fiscal 2005 earnings per share are before the cumulative benefit of a change in accounting principle related to option expensing.

OUTLOOK

There are a number of uncertainties that may affect the Company's fiscal 2007 results. These include, but are not limited to, the volatility of overall advertising, and in particular, political advertising at the Company's television stations; the performance of the Company's retail-based businesses, primarily its special interest publications and books; paper prices; postal rates and the other matters referenced below under "Safe Harbor" and in certain of the Company's SEC filings.

For the first quarter of fiscal 2007, publishing advertising revenues are currently up slightly. Broadcasting pacings are currently running up in the mid-single digits. Political advertising generally books late. The Company currently expects to grow earnings per share 15 to 20 percent from the $0.52 per share earned in the first quarter of fiscal 2006.

For all of fiscal 2007, the Company currently expects to grow earnings per share 12 to 15 percent from the $2.86 earned in fiscal 2006.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on July 26, 2006 at 11:00 a.m. EDT (10:00 a.m. CDT) to discuss results for fiscal 2006 and the fourth quarter. A live webcast will be accessible to the public on the Company's website www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP MEASURES

Non-GAAP measures such as EBITDA should be construed not as alternative measures to the Company's net earnings and income from operations as defined under GAAP, but as supplemental information.

Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the Company. Because of EBITDA's focus on results from operations before depreciation and amortization, management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Meredith does not use EBITDA as a measure of liquidity, nor is EBITDA necessarily indicative of funds available for management's discretionary use.

Reconciliations of GAAP to non-GAAP measures are included in Table 1. The attached financial statements and reconciliation tables will be made available on the Company's web site. Interested parties should go to http://www.meredith.com/investors/index.html and click on "GAAP-Non-GAAP Reconciliation" in the navigation bar on the left side of the page.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding broadcast pacings, publishing advertising revenues, along with the Company's earnings per share outlook for the first quarter of fiscal 2007, as well as Meredith's earnings per share outlook for all of fiscal 2007.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; the integration of the newly acquired businesses; changes in consumer reading, purchase, and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ABOUT MEREDITH CORPORATION

Meredith (www.meredith.com) is one of the nation's leading media and marketing companies with businesses centering on magazine and book publishing, television broadcasting, integrated marketing and interactive media. The Meredith Publishing Group features 25 subscription magazines--including Better Homes and Gardens, Ladies' Home Journal, Family Circle, Parents, American Baby, Fitness, and Child--and approximately 200 special interest publications. Meredith owns 14 television stations, including properties in top-25 markets Atlanta, Phoenix and Portland.

Meredith has approximately 350 books in print and has established marketing relationships with some of America's leading companies including The Home Depot, DIRECTV, DaimlerChrysler, Wal-Mart and Carnival Cruise Lines. Meredith's consumer database, which contains approximately 85 million names, is one of the largest domestic databases among media companies and enables magazine and television advertisers to target marketing campaigns precisely. Additionally, Meredith has an extensive Internet presence that includes 32 web sites and strategic alliances with leading Internet destinations. Meredith Hispanic Ventures publishes five Spanish-language titles, making Meredith the leading publisher serving Hispanic women in the United States.

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings - Unaudited

	Three Months			Twelve Months
			Percent			Percent
Period ended June 30,	2006	2005	Change	2006	2005	Change
(In thousands except per share data)
Revenues
Advertising	$259,176	$201,792	28.4%	$952,390	$737,752	29.1%
Circulation	91,133	64,588	41.1%	369,601	243,637	51.7%
All other	76,083	65,976	15.3%	275,573	239,900	14.9%
Total revenues	426,392	332,356	28.3%	1,597,564	1,221,289	30.8%
Operating costs and expenses
Production, distribution and editorial	171,487	135,353	26.7%	670,549	524,628	27.8%
Selling, general and administrative	157,171	114,628	37.1%	614,742	433,302	41.9%
Depreciation and amortization	11,480	9,297	23.5%	45,682	35,305	29.4%
Total operating costs and expenses	340,138	259,278	31.2%	1,330,973	993,235	34.0%
Income from operations	86,254	73,078	18.0%	266,591	228,054	16.9%
Interest income	208	104	100.0%	987	803	22.9%
Interest expense	(6,853)	(4,369)	56.9%	(30,214)	(19,805)	52.6%
Earnings before income taxes and cumulative
effect of change in accounting principle	79,609	68,813	15.7%	237,364	209,052	13.5%
Income taxes	31,048	26,631	16.6%	92,572	80,903	14.4%
Earnings before cumulative effect of
change in accounting principle	48,561	42,182	15.1%	144,792	128,149	13.0%
Cumulative effect of change in accounting
principle, net of tax	--	--	--	--	893	(100.0)%
Net earnings	$48,561	$42,182	15.1%	$144,792	$129,042	12.2%

Basic earnings per share
Before cumulative effect of change in
accounting principle	$0.99	$0.86	15.1%	$2.94	$2.57	14.4%
Cumulative effect of change in
accounting principle	--	--	--	--	0.02	(100.0)%
Basic earnings per share	$0.99	$0.86	15.1%	$2.94	$2.59	13.5%
Basic average shares outstanding	49,146	49,281	(0.3)%	49,307	49,777	(0.9)%

Diluted earnings per share
Before cumulative effect of change in
accounting principle	$0.97	$0.83	16.9%	$2.86	$2.50	14.4%
Cumulative effect of change in
accounting principle	--	--	--	--	0.02	(100.0)%
Diluted earnings per share	$0.97	$0.83	16.9%	$2.86	$2.52	13.5%
Diluted average shares outstanding	50,202	50,557	(0.7)%	50,610	51,220	(1.2)%

Dividends paid per share	$0.160	$0.140	14.3%	$0.600	$0.520	15.4%

Meredith Corporation and Subsidiaries
Segment Information - Unaudited

	Three Months			Twelve Months
			Percent			Percent
Period ended June 30,	2006	2005	Change	2006	2005	Change
(In thousands)
Revenues
Publishing	$339,774	$252,819	34.4%	$1,278,728	$908,790	40.7%
Broadcasting
Non-political advertising	82,062	77,715	5.6%	307,668	287,514	7.0%
Political advertising	3,049	151	NM	3,787	18,834	(79.4)%
Other revenues	1,507	1,671	(9.8)%	7,290	6,151	18.5%
Total broadcasting	86,618	79,537	898%	318,836	312,499	2.0%
Total revenues	$426,392	$332,356	28.3%	$1,597,564	$1,221,289	30.8%

Operating profit
Publishing	$66,718	$56,615	17.8%	$213,007	$174,251	22.2%
Broadcasting	29,004	24,003	20.8%	88,145	86,662	1.7%
Unallocated corporate	(9,468)	(7,540)	25.6%	(34,561)	(32,859)	5.2%
Income from operations	$86,254	$73,078	18.0%	$266,591	$228,054	16.9%

Depreciation and amortization
Publishing	$5,114	$2,801	82.6%	$19,234	$9,832	95.6%
Broadcasting	6,055	6,062	(0.1)%	24,252	23,263	4.3%
Unallocated corporate	311	434	(28.3)%	2,196	2,210	(0.6)%
Total depreciation and amortization	$11,480	$9,297	23.5%	$45,682	$35,305	29.4%

EBITDA
Publishing	$71,832	$59,416	20.9%	$232,241	$184,083	26.2%
Broadcasting	35,059	30,065	16.6%	112,397	109,925	2.2%
Unallocated corporate	(9,157)	(7,106)	28.9%	(32,365)	(30,649)	5.6%
Total EBITDA	$97,734	$82,375	18.6%	$312,273	$263,359	18.6%

NM - Not meaningful

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited

	June 30,	June 30,
(In thousands)	2006	2005
Assets
Current assets
Cash and cash equivalents	$30,713	$29,788
Accounts receivable, net	239,368	176,669
Inventories	52,032	41,562
Current portion of subscription acquisition costs	79,565	27,777
Current portion of broadcast rights	12,498	13,539
Other current assets	17,344	15,160
Total current assets	431,520	304,495
Property, plant and equipment, net	417,831	398,882
Less accumulated depreciation	(223,033)	(205,926)
Net property, plant and equipment	194,798	192,956
Subscription acquisition costs	74,538	24,722
Broadcast rights	13,412	7,096
Other assets	81,218	58,589
Intangibles, net	806,264	707,068
Goodwill	439,925	196,382
Total assets	$2,040,675	$1,491,308

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$50,000	$125,000
Current portion of broadcast rights payable	14,744	18,676
Accounts payable	79,892	48,462
Accrued expenses and other liabilities	118,972	119,526
Current portion of unearned subscription revenues	200,338	127,416
Total current liabilities	463,946	439,080
Long-term debt	515,000	125,000
Long-term broadcast rights payable	21,755	17,208
Unearned subscription revenues	169,494	112,358
Deferred income taxes	125,049	93,929
Other noncurrent liabilities	47,327	51,906
Total liabilities	1,342,571	839,481
Shareholders' equity
Common stock	38,774	39,700
Class B stock	9,417	9,596
Additional paid-in capital	56,012	55,346
Retained earnings	599,413	550,115
Accumulated other comprehensive loss	(2,077)	(1,025)
Unearned compensation	(3,435)	(1,905)
Total shareholders' equity	698,104	651,827
Total liabilities and shareholders' equity	$2,040,675	$1,491,308

Meredith Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows - Unaudited

Twelve months ended June 30,	2006	2005
(In thousands)
Net cash provided by operating activities	$193,989	$170,904

Cash flows from investing activities
Acquisitions of businesses	(367,854)	(35,387)
Additions to property, plant and equipment	(29,236)	(23,845)
Proceeds from disposals of assets	2,500	2,050
Other	--	3,401
Net cash used in investing activities	(394,590)	(53,781)

Cash flows from financing activities
Proceeds from issuance of long-term debt	590,000	85,000
Repayments of long-term debt	(275,000)	(135,000)
Purchases of Company stock	(145,235)	(97,458)
Proceeds from common stock issued	52,106	23,438
Dividends paid	(29,578)	(25,828)
Excess tax benefits from share-based payments	9,937	3,288
Other financing activities	(704)	502
Net cash provided by (used in) financing activities	201,526	(146,058)

Net increase (decrease) in cash and cash equivalents	925	(28,935)
Cash and cash equivalents at beginning of period	29,788	58,723
Cash and cash equivalents at end of period	$30,713	$29,788

Meredith Corporation and Subsidiaries Supplemental Disclosures Regarding Non-GAAP Financial Measures								Table 1

Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as earnings before interest, taxes, depreciation and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three months ended June 30, 2006				Twelve months ended June 30, 2006
			Unallocated				Unallocated
	Publishing	Broadcasting	Corporate	Total	Publishing	Broadcasting	Corporate	Total
(In thousands)
Revenues	$ 339,774	$ 86,618	$ --	$426,392	$ 1,278,728	$ 318,836	$ --	$ 1,597,564

Operating profit	$ 6,718	$ 29,004	$ (9,468)	$ 86,254	$ 213,007	$ 88,145	$ (34,561)	$ 266,591
Depreciation and amortization	5,114	6,055	311	11,480	19,234	24,252	2,196	45,682
EBITDA	$ 71,832	$ 35,059	$ (9,157)	97,734	$ 232,241	$ 112,397	$ (32,365)	312,273
Less:
Depreciation and amortization				(11,480)				(45,682)
Net interest expense				(6,645)				(29,227)
Income taxes				(31,048)				(92,572)
Net earnings				$ 48,561				$ 144,792

Segment EBITDA margin	21.1%	40.5%			18.2%	35.3%

	Three months ended June 30, 2005				Twelve months ended June 30, 2005
			Unallocated				Unallocated
	Publishing	Broadcasting	Corporate	Total	Publishing	Broadcasting	Corporate	Total
(In thousands)
Revenues	$ 252,819	$ 79,537	$ --	$ 332,356	$ 908,790	$ 312,499	$ --	$ 1,221,289

Operating profit	$ 56,615	$ 24,003	$ (7,540)	$ 73,078	$ 174,251	$ 86,662	$ (32,859)	$ 228,054
Depreciation and amortization	2,801	6,062	434	9,297	9,832	23,263	2,210	35,305
EBITDA	$ 59,416	$ 30,065	$(7,106)	82,375	$ 184,083	$ 109,925	$ (30,649)	263,359
Less:
Depreciation and amortization				(9,297)				(35,305)
Net interest expense				(4,265)				(19,002)
Income taxes				(26,631)				(80,903)
Earnings before cumulative effect of change in accounting principle				$ 42,182				$128,149

Segment EBITDA margin	23.5%	37.8%			20.3%	35.2%